UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2019
L3HARRIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Boulevard
Melbourne,	Florida	32919
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	LHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.
    The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 2.02 and 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 2.02 and 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
     On October 30, 2019, L3Harris Technologies, Inc. (“L3Harris”) issued a press release announcing, among other things, its results of operations and financial condition as of and for the third quarter of calendar 2019 and its updated guidance for the second half and full calendar 2019, including for expected revenue, earnings per diluted share from continuing operations and cash flow. The full text of the press release and related financial tables is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Non-GAAP Financial Measures
     The press release includes a discussion of non-GAAP financial measures (as defined below), including earnings per diluted share from continuing operations for the third quarter and first three quarters of calendar 2019 and expected earnings per diluted share from continuing operations for the second half and full calendar 2019, in each case excluding L3Harris deal and integration costs, deal-related amortization expense and gain on sale of Harris’ Night Vision business; earnings per diluted share from continuing operations for the third quarter and first three quarters of calendar 2018, in each case excluding the impact on non-cash adjustments related to tax reform and charges related to a decision to transition and exit a commercial line of business and other items, and in the case of the first three quarters of calendar 2018, also excluding a one-time non-cash charge from an adjustment for deferred compensation; adjusted earnings before interest and taxes (“EBIT”) and adjusted EBIT margin for the third quarter and first three quarters of calendar 2019, in each case excluding net interest expense, income taxes, discontinued operations net of income taxes and L3Harris deal and integration costs; adjusted EBIT and adjusted EBIT margin for the third quarter and first three quarters of calendar 2018, in each case excluding, as applicable, net interest expense, income taxes, discontinued operations net of income taxes, charges related to a decision to transition and exit a commercial line of business and other items and a one-time non-cash charge from an adjustment for deferred compensation; free cash flow for the third quarter and first three quarters of calendar 2019 and third quarter and first three quarters of calendar 2018, in each case excluding cash flow for capital expenditures; adjusted free cash flow for the third quarter and first three quarters of calendar 2019 and expected adjusted free cash flow for the second half and full calendar 2019, in each case excluding cash flow for capital expenditures and L3Harris deal and integration costs and adjusted to add back the voluntary contribution to qualified pension plans in the third quarter of calendar 2019; and adjusted free cash flow for the third quarter and first three quarters of calendar 2018, in each case excluding cash flow for capital expenditures and adjusted to add back the voluntary contribution to qualified pension plans in the first quarter of calendar 2018. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). L3Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze L3Harris business trends and to understand L3Harris performance. In addition, L3Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
EXHIBIT INDEX
     The following exhibit is furnished herewith:

99.1	Press Release, issued by L3Harris Technologies, Inc. on October 30, 2019 (furnished pursuant to Item 2.02 and Item 7.01).
101	Cover Page Interactive Data File formatted in Inline XBRL

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3HARRIS TECHNOLOGIES, INC.
By:	/s/ Jay Malave, Jr.
	Name:	Jay Malave, Jr.
	Title:	Senior Vice President and Chief Financial Officer

Date: October 30, 2019